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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Research Engineers, Inc.:


We consent to the use of our audit report dated May 13, 1998 on the consolidated balance sheet of Research Engineers, Inc. and subsidiaries as of March 31, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two year period ended March 31, 1998, which report appears in the annual report on Form 10-KSB of Research Engineers, Inc., incorporated herein by reference.


                            /S/ KPMG LLP


Orange County, California
February 9, 1999

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